UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

February 13, 2009 Date of Report (Date of earliest event reported)

Poniard Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Washington	0-16614	91-1261311
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

7000 Shoreline Court, Suite 270, South San Francisco CA		94080
(Address of principal executive offices)		(Zip Code)

(650) 583-5727
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Government and Management

Item 5.02.                                          Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(b)                                  See subparagraph (c) of this Item 5.02.

(c)                                  On February 13, 2009, the Company appointed Greg Weaver to serve as Chief Financial Officer and Senior Vice President, Finance of the Company, effective February 18, 2009.  On the effective date of Mr. Weaver’s appointment, Gerald McMahon, the Company’s Chairman and Chief Executive Officer, and Ronald A. Martell, the Company’s President and Chief Operating Officer, stepped down from their interim positions as acting co-chief financial officers of the Company.

Mr. Weaver has served as chief financial officer of both public and private biotech and healthcare companies since 1996. Most recently, Mr. Weaver served as chief financial officer of Talyst Inc., a privately-held pharmacy automation information technology company, from April 2007 to December 2008. Prior to that, he served as senior vice president and chief financial officer of Sirna Therapeutics, a public RNAI therapeutics company from February 2006 until sale of the company to Merck, Inc. in December 2006.  From April 2002 to September 2005, Mr. Weaver was chief financial officer of Nastech Pharmaceuticals, a public drug delivery company.  From April 1999 to April 2002, Mr. Weaver was chief financial officer of Ilex Oncology, Inc., a public cancer drug development company, and from 1996 to 1998, he was chief financial officer of Prism Technologies, a privately-held medical device manufacturer. In addition, Mr. Weaver held increasingly senior positions with Fidelity Capital in Boston and Arthur Andersen LLP. Mr. Weaver has served as a director and the chairman of the audit committee of Celsion Corp., a public oncology drug development company, since 2005, and as a director and the chairman of the audit committee of SCOLR Pharmaceuticals, a public drug delivery company, since 2007. Mr. Weaver is a certified public accountant and received his MBA in finance from Boston College and his B.S. in accounting from Trinity University, San Antonio, Texas.

(e)                                  In connection with the Company’s appointment of Greg Weaver to serve as its Chief Financial Officer and Senior Vice President, Finance, the Company and Mr. Weaver entered into a Change of Control Agreement and a Key Executive Severance Agreement, each dated as of February 18, 2009.

Pursuant to the Change of Control Agreement, if the Company terminates Mr. Weaver’s employment without cause, or if Mr. Weaver terminates his employment for good reason, Mr. Weaver is entitled to receive the following: (i) an amount equal to one times his annual base salary for the year in which the date of termination occurs; (ii) an amount equal to one times the annual bonus that would have been paid but for the termination of his employment; (iii) up to one year’s medical and dental insurance benefits; and (iv) the immediate vesting of all of his outstanding stock options.  Under the Change of Control Agreement, “cause” includes the following events:  a clear refusal to carry out any of the executive’s material lawful duties; persistent failure to carry out any of the executive’s lawful duties after reasonable notice and an opportunity to correct the failure; violation by the executive of a state or federal criminal law involving a crime against the Company or any other crime involving moral turpitude; the executive’s current abuse of alcohol or controlled substances; deception, fraud, misrepresentation or dishonesty by the executive; or any incident materially compromising the executive’s reputation or ability to represent the Company with the public.  “Good reason” includes a reduction of executive’s annual base salary below the level in effect on the date of the change of control; a reduction of the executive’s annual performance bonus below the annualized bonus paid or payable to the executive during the three fiscal years immediately preceding the fiscal year in which the change of control occurs; the assignment of the executive to any duties inconsistent with or resulting in a diminution of the executive’s position, duties or responsibilities (excluding actions of the Company not taken in bad faith and promptly remedied); requiring the executive to be based at any office or location more than 30 miles from the city in which the executive is employed by the Company; or the Company’s failure to properly assign the

Agreement to a successor.  The Change of Control Agreement runs for an initial one-year term and renews automatically for successive one-year periods unless either party gives 90 days’ written notice prior to the end of the initial or any renewal term.  If a change of control occurs, the Change of Control Agreement automatically renews and runs for a period of two additional years.  A “change of control” is triggered upon the occurrence of certain mergers, consolidations, reorganizations or purchases of significant minority interests in the Company’s voting securities, a sale of substantially all of the Company’s assets or the failure of incumbent board members (or persons nominated or appointed by incumbent board members) to hold a majority of the seats on the Company’s Board of Directors.

Pursuant to the Key Executive Severance Agreement, if the Company terminates Mr. Weaver’s employment without cause or if he terminates for good reason, Mr. Weaver is entitled to receive a severance payment of 75% of his current annual base salary and up to nine months’ medical and dental insurance benefits.  The Agreement runs for an initial one-year term and renews automatically for successive one-year periods unless either party gives nine months’ written notice prior to the end of the initial or any renewal term.  The definitions of “cause” and “good reason” are substantially the same as in the Change of Control Agreement described above, except that “good reason” under the Severance Agreement would be a material reduction of the executive’s salary below the level in effect on the date of the Severance Agreement and does not include a reduction of the executive’s annual performance bonus.  The Key Executive Severance Agreement does not supersede or nullify the Change of Control Agreement.  However, if Mr. Weaver’s termination of employment falls into the scope of both agreements, the Company does not need to make payments under the Severance Agreement to the extent that it is making the same payments under the Change of Control Agreement.

On February 18, 2008, the effective date of Mr. Weaver’s appointment, Mr. Weaver was granted a stock option to purchase 200,000 shares of the Company’s common stock pursuant to the terms of the Company’s Amended and Restated 2004 Incentive Compensation Plan.  The exercise price of the option was $2.38 per share, which is equal to the closing price of the Company’s common stock on the date of the option grant.   The stock option vests 25% on the one-year anniversary of the date of grant and the balance will vest in equal monthly installments over the following three years.   Mr. Weaver’s annual base salary is $290,000.

See press release attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits.

(d)           Exhibits

Exhibit 99.1                                                                               Press release dated February 19, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Poniard Pharmaceuticals, Inc.

Dated: February 19, 2009	By:	/s/Anna Lewak Wight
Anna Lewak Wight Vice President, Legal

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated February 19, 2009